OrthoLogic Corp.
                                 Tempe, Arizona

                          1998 Management Bonus Program

The 1998 Management Bonus Program is intended to motivate and reward senior managers for Company performance and personal performance.

The bonus eligibility for 1998 is as follows:

                         President/CEO              50%
                         Executive Vice President   45%
                         Vice President (CMC)       40%
                         Vice President             25%
                         Director                   15%
                         Manager                    10%

The bonus criteria is weighted thirty percent for personal performance and seventy percent for Company performance. The Board will determine the overall Company performance and the individual performance of the President/CEO. The President/CEO will determine the individual performance of the Executive Vice President, Vice Presidents, Directors and Managers, subject to review by the Board.